UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2009, Medivation Inc. (the “Company”) entered into a lease agreement (the “Lease”) with PPF OFF 345 SPEAR STREET, LP (the “Landlord’) for the lease of approximately 63,817 rentable square feet of office space on the sixth floor of the building located at 345 Spear Street, San Francisco, California (the “Premises”). A brief description of the material terms of the Lease are described below in response to Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, set forth below. The response to Item 2.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth under Item 1.01 of this Current Report on Form 8-K, on November 2, 2009, the Company entered into the Lease for the Premises. The term of the Lease commenced on November 2, 2009 (the “Effective Date”) and is scheduled to expire on March 31, 2017 (the “Expiration Date”). Landlord has granted the Company an option to terminate the Lease early (subject to the Company’s payment of a termination fee of $1,500,000, payable through the mechanism of Landlord’s draw on the Letter of Credit), as well as two options to extend the term of the Lease for an additional five years each. The rent payment obligation under the Lease commences on April 1, 2010 (the “Rent Commencement Date”), at which time the Company will begin paying a minimum monthly base rent (“Base Rent”) to Landlord in the amount of $42.50 per rentable square foot of the Premises, or $226,018.54 per month. The minimum monthly Base Rent increases by $1.00 per rentable square foot on each anniversary of the Rent Commencement Date. Notwithstanding the foregoing, so long as the Company is not in Default (as defined in the Lease), the minimum monthly Base Rent payable for April and May 2010 and April and May 2011 will be abated. If the Company exercises its option(s) to extend the term of the Lease, the minimum monthly Base Rent during the extension term(s) shall be equal to the then “Fair Market Rate” of the Premises (as determined in accordance with the Lease). In addition to minimum monthly Base Rent, the Company will reimburse Landlord, as additional rent, for the Company’s share (15.36%) of the annual Operating Expenses and Taxes (each as defined in the Lease) in excess of the Operating Expenses and Taxes for each of the Operating Expenses Base Year 2010 and the Tax Base Year 2010 (as defined in the Lease). The Company’s performance of its obligations under the Lease is secured by a $1,500,000 Letter of Credit, which may also be drawn upon if the Company terminates the Lease early pursuant to its termination option. If not drawn upon, the Letter of Credit may be reduced upon the satisfaction of certain conditions set forth in the Lease. The Company has also received a $957,255 tenant improvement allowance, or $15.00 per rentable square foot of the Premises.

The foregoing is only a brief description of the material terms of the Lease, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lease that will be filed as exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: November 6, 2009	By:	/s/ C. PATRICK MACHADO
C. Patrick Machado
Senior Vice President, Chief Financial Officer